EXHIBIT 99.4
JOINT FILING AGREEMENT
October 8, 2010
1.
Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Key Energy Services, Inc. (the “Company”). Each of the undersigned shall be responsible for the accuracy and completeness of the information concerning himself or itself therein, and shall not be responsible for the accuracy and completeness of the information concerning any other person, unless such member knows or has reason to know that such information is inaccurate.

2.
So long as this agreement is in effect, each of the undersigned shall provide written notice to the persons listed on Annex A hereto of (i) any of their purchases or sales of securities of the Company; (ii) any securities of the Company over which they acquire or dispose of beneficial ownership, and (iii) any other matter giving rise to the need to amend any item of the Schedule 13D relating to such person. Notice shall be given as promptly as practicable, but not later than two business days following each such transaction.

3.
Except as provided in paragraph 4, nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to sell securities of the Company, as he/it deems appropriate, in his/its sole discretion.

4.
The undersigned hereby appoints Daniel R. Revers and Robb E. Turner, and each of them, with full power of substitution and resubstitution, to be such person’s true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D and any amendments thereto and any related agreement or documentation which may be required or advisable to be executed or filed as a result of the undersigned’s beneficial ownership of securities of the Company. The authority of such persons under this power of attorney shall continue with respect to the undersigned in perpetuity unless revoked earlier in writing. Such attorneys-in-fact shall be responsible for making any necessary amendments to the Schedule 13D and shall use their reasonable best efforts to submit drafts of such filings to the undersigned for review and comment as soon as reasonably practicable prior to the filing of any such amendment.

5.
This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.
This Agreement shall be governed by and construed by and enforced in accordance with the laws of the State of New York applicable to contracts to be performed in such state without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

7.
In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the borough of Manhattan in the city of New York, New York.

8.	Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the undersigned have duly executed this Joint Filing Agreement as of the date first above written.

OFS Energy Services, LLC

By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title:

OFS Holdings, LLC

By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title:

OFS Finance, LLC

By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title:

ArcLight Energy Partners Fund III, L.P.

By:	ArcLight PEF GP III, LLC, the sole general partner

	By:	ArcLight Capital Holdings, LLC, the sole manager

		By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title: Manager

ArcLight PEF GP III, LLC

By:	ArcLight Capital Holdings, LLC, the sole manager

	By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title: Manager

ArcLight Capital Holdings, LLC

By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title: Manager

ArcLight Capital Partners, LLC

By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title: Manager

/s/ Daniel R. Revers

Daniel R. Revers

/s/ Robb E. Turner

Robb E. Turner

Annex A
Address for Notices
ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention: Christine M. Miller
Associate General Counsel
Fax: 617-867-4698
With a copy to:
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, TX 77002
Attention: Steve Tredennick
Fax: 713-221-1212